Exhibit 10.1

LEASE

BY AND BETWEEN

BROOKWOOD CHERRY HILL I, LLC, a Delaware limited liability company, and

BROOKWOOD CHERRY HILL II, LLC, a Delaware limited liability company,

(as tenants in common, “Landlord”)

and

ABIOMED, INC.,

a Delaware corporation

(“Tenant”)

- i -

- ii -

1.    TERMS. Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.

Date of this Lease:	February 2, 2017

Name of Tenant:	ABIOMED, Inc., a Delaware corporation

Notice Address of Tenant:
(a) Prior to possession:	22 Cherry Hill Drive Danvers, MA 01923 Attn: General Counsel

(b) Following possession:	At the Premises

with a copy to:	Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 Attention: John M. Creedon, Esq.

Name of Landlord:	Brookwood Cherry Hill I, LLC, a Delaware limited liability company, and Brookwood Cherry Hill II, LLC, a Delaware limited liability company, as tenants in common

Notice Address of Landlord:	Brookwood Cherry Hill I, LLC and Brookwood Cherry Hill II, LLC 138 Conant Street Beverly, Massachusetts 01915 Attn: Kurt Zernich, Director of Asset Management

Landlord's Remittance Address:	Brookwood Cherry Hill I, LLC and Brookwood Cherry Hill II, LLC 138 Conant Street Beverly MA 01915 Attention: Accounts Receivable

Building:	The building located at 24-42 Cherry Hill Drive, Danvers, Massachusetts 01923.

Property:	The Building and the real property on which the Building is located and any other buildings and improvements located thereon.

Premises:

Approximately 12,258 rentable square feet of space at 28 Cherry  Hill Drive (the “28 Cherry Hill Premises”) and 9,345 rentable square feet of space at 24 Cherry Hill Drive (the “24 Cherry  Hill Premises”), for a total 21,603 rentable square feet of space in the Building, as shown by the floor plan attached hereto as Exhibit A.

Permitted Use:	General office and warehouse use, and no other use or purpose.

Term:	The period of time beginning on the Commencement Date and ending at 11:59 P.M. on the Expiration Date.

Commencement Date:	February 2, 2017; provided, however, the Term with respect to the 24 Cherry Hill Premises shall not commence until May 1, 2017 (the “24 Cherry Hill Commencement Date”).

Expiration Date:

That certain date which is the last day of the sixty-sixth (66th) complete calendar month following the Commencement  Date, unless sooner terminated or extended in accordance with the provisions of this Lease.

Tenant's Percentage:

21.47%, being the ratio of rentable square footage of the Premises to the total  rentable square footage of the Building as determined by Landlord, provided, however, that until the 24 Cherry Hill Commencement Date shall have occurred,  Tenant's  Percentage shall  be 12.18%.

Landlord represents and warrants that the Building contains approximately 100,619 rentable square feet.

Security Deposit:	$39,727.53.

Exhibits:	Exhibit A The Premises

Exhibit A-1 Parking Striping Plan

Exhibit B Additional Stipulations

Exhibit C Rules and Regulations

Exhibit D Work Letter

Exhibit E Commencement Letter

Exhibit F Initial HVAC Work

Exhibit G Transformer Work

Exhibit G1 Transformer Removal Work

Exhibit G2 Transfer Relocation Work

All of the Exhibits listed above are incorporated into and made part of this Lease.

Rent:	Base Rent and all Additional Rent.

Additional Rent:	All amounts required to be paid by Tenant to Landlord pursuant to this Lease other than Base Rent, including, without limitation, Operating Expenses and Taxes.

Base Rent:

Tenant shall pay Base Rent for the 28 Cherry Hill Premises in accordance with the following schedule:

Months of Term	Base Rent (per annum)	Base Rent (per month)	Base Rent (per rentable square foot, per annum)
*2/2/2017 - 1/31/2018	$128,709.00	$10,725.75	$10.50
2/1/2018 - 1/31/2019	$134,838.00	$11,236.50	$11.00
2/1/2019 - 1/31/2020	$140,967.00	$11,747.25	$11.50
2/ l/2020- 1/31/2021	$147,096.00	$12,258.00	$12 .00
2/1/2021 - 1/31/2022	$153,225.00	$12,768.75	$12.50
2/1/2022 - 7/31/2022	$159,354.00	$13,279.50	$13.00

Notwithstanding the foregoing, Base Rent with respect to the 28 Cherry Hill Premises only shall be abated for the period beginning February 2, 2017 and ending on April 30, 2017 (the “ 28 Cherry Hill Base Rent Abatement Period”). Tenant shall be credited $383.06 against Base Rent for the month of May 2017 to account for the Commencement Date occuring February 2, 2017. In no event shall the 28 Cherry Hill Base Rent Abatement Period be deemed to reduce or eliminate Tenant's obligation to pay Additional Rent or any other amounts due hereunder other than Base Rent for the 28 Cherry Hill Premises.

Tenant shall pay Base Rent for the 24 Cherry Hill Premises in accordance with the following schedule:

Months of Term	Base Rent (per annum)	Base Rent (per month)	Base Rent (per rentable square foot, per annum)
5/1/2017 -1/31/2018	$98,122.50	$8,176.88	$10.50
2/1/2018 -1/31/2019	$102,795.00	$8,566.25	$11.00
2/l/ 2019 - 1/31/2020	$107,467.50	$8,955.63	$11.50
2/1/2020 - 1/31/2021	$112,140.00	$9,345.00	$12.00
2/1/2021 - 1/31/2022	$116,812.50	$9,734.38	$12.50
2/1/2022 - 7/31/2022	$121,485.00	$10,123.75	$13.00

Notwithstanding the foregoing, Base Rent with respect to the 24 Cherry Hill Premises only shall be abated for the month of May 2017 (the “24 Cherry Hill Base Rent Abatement Period”). In no event shall the 24 Cherry Hill Base Rent Abatement Period be deemed to reduce or eliminate Tenant's obligation to pay Additional Rent or any other amounts due hereunder other than Base Rent for the 24 Cherry Hill Premises.

2.    THE PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, upon and subject to the terms and conditions of this Lease, the Premises. The Premises are leased with the right of Tenant to use for its customers, employees and visitors, in common with other parties entitled thereto, all common areas within the Building and Property and such other facilities within the Building and Property as Landlord may from time to time designate and provide.

3.    TERM. The Premises are leased for the Term. If for any reason Landlord is unable to deliver possession of, or access to, the 28 Cherry Hill Premises to Tenant on or prior to the Commencement Date, or the 24 Cherry Hill Premises to Tenant on or prior to the 24 Cherry Hill Commencement Date, then Landlord shall not be liable to Tenant for any resultant loss or damage and this Lease shall not be affected in any way except as herein provided. Tenant shall have the option to extend the Term subject to the terms and conditions of Exhibit B attached hereto.

3.1    EARLY ACCESS. So long as Landlord shall have first received payment of the first installment of Base Rent payable hereunder, evidence of the insurance coverage required pursuant to Section 9, and the Security Deposit required pursuant to Section 11, then Landlord shall provide Tenant early access (i) to the 28 Cherry Hill Premises as of the date of this Lease, and (ii) to the 24 Cherry Hill Premises on April 1, 2017. Such early access shall be to perform Tenant's Work as set forth in Exhibit D attached hereto. In connection with such access , Tenant agrees (a) to cease promptly upon notice from Landlord any Tenant's Work which is not set forth on Exhibit D, is not directly related to the Work described therein or is not otherwise in compliance with the provisions of this Lease, and (b) to comply promptly with all reasonable procedures and regulations prescribed by Landlord from time to time for coordinating the Tenant's Work with any other activity or work in the Building. Such access by Tenant shall be deemed to be subject to all of the applicable provisions of the Lease, except that there shall be no obligation on the part of Tenant solely because of such access to pay Base Rent, Taxes or Operating Expenses prior to the Commencement Date with respect to the 28 Cherry Hill Premises or prior to the 24 Cherry Hill Commencement Date with respect to the 24 Cherry Hill Premises. If Tenant fails to comply with the terms and conditions of this Lease applicable to such early access during the period of early access after one (1) business day prior notice from Landlord, Landlord shall have the right to immediately suspend Tenant's right to right to access the Premises early. Anything herein to the contrary notwithstanding, if early access to the 24 Cherry Hill Premises is not delivered to Tenant by April 15, 2017, or possession of the 24 Cherry Hill Premises is not delivered to Tenant by May 15, 2017, then for each day of delay thereafter, the 24 Cherry Hill Base Rent Abatement Period shall be extended by one day.

4.    CONDITION OF THE PREMISES. The Premises are leased in an “as is” and “ where is” condition without any warranty of fitness for use or occupation express or implied, it being agreed that Tenant has had an opportunity to examine the condition of the Premises, that Landlord has made no representations or warranties of any kind with respect to such condition, and that Landlord has no obligation to do or approve any work or make or approve any improvements to or with respect to the Premises to prepare the same for Tenant's occupancy except (A) Landlord shall perform the Initial HVAC Work described by Exhibit F for the 28 Cherry Hill Drive Premises, (B) Landlord shall perform the Transformer Work described by Exhibits G, G1 and G2, and (C) as may otherwise be expressly provided herein. Tenant acknowledges and agrees that the Transformer Relocation Work described by Exhibit G2 shall be performed by Landlord at Tenant's sole cost and expense and that Tenant shall reimburse Landlord for the cost thereof within ten (10) business days of Landlord's invoice therefor.

Notwithstanding the foregoing, Landlord represents and warrants that all structural elements of the Building, the windows, doors , all light fixtures, and all mechanical, life-safety, electrical and plumbing systems (including HVAC) serving the 28 Cherry Hill Premises will be in good working order on the Commencement Date and that all structural elements of the Building, and the windows, doors, all light fixtures, and all mechanical, life-safety, electrical and plumbing systems (including HVAC) serving the 24 Cherry Hill Premises will be in good working order on the 24 Cherry Hill Commencement Date. Tenant may, at its sole cost and expense, inspect the mechanical, electrical and plumbing (including HVAC) systems serving the 28 Cherry Hill Premises and 24 Cherry Hill Premises at any time up until the date that is within thirty (30) days after the respective Commencement Date. Landlord shall repair any defects in such systems, provided Landlord receives written notice of such defects within ten (10) business days after Tenant's inspection of such systems, at Landlord's sole cost and expense and with Landlord using commercially reasonable efforts in making such repairs to not interrupt Tenant's business in the Premises by more than a de minimis    extent.

Tenant may make improvements to the Premises as described in the Work Letter attached as Exhibit D.

5.    MONTHLY RENT. Commencing on the Commencement Date, Base Rent shall be paid monthly in advance on or before the first day of each calendar month in accordance with the schedule set forth in Section 1. Except in the event of a casualty or condemnation resulting in the loss of rentable square footage, the Base Rent shall not be adjusted or modified if the actual rentable square footage of the Premises varies from the rentable square footage set forth in Section 1. If the Commencement Date shall be on any day other than the first day of a calendar month, Base Rent for the partial month shall be prorated based on the number of days in that month. Unless otherwise provided herein, commencing on the Commencement Date, Additional Rent shall be paid monthly in advance on or before the first day of each calendar month. If the Commencement Date shall be on any day other than the first day of a calendar month, Additional Rent for the partial month shall be prorated based on the number of days in that month. Rent shall be paid to Landlord, without notice or demand, and without deduction or offset, in lawful money of the United States of America, at Landlord's Remittance Address as set forth in Section 1 or to such other address as Landlord may from time to time designate in writing. Tenant acknowledges that the late payment of Rent or other sums due hereunder shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Property. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord when due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. In addition, any amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the lesser of: (i) the Prime Rate (as hereinafter defined) plus five percent (5%) per annum, or (ii) the highest rate permitted by law (the “Default Rate”). The term “Prime Rate” shall mean the Prime Rate as published in The Wall Street Journal from time to time. The parties agree that such late charges represent a fair and reasonable estimate of the costs Landlord shall incur by reason of late payment by Tenant. The acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies granted hereunder. Notwithstanding anything to the contrary in this Lease, Tenant shall pay the first full monthly installment of Rent due hereunder (i.e. Rent for the first complete month of the Term, or, if applicable, for the first complete month following any initial abatement period) simultaneously with Tenant's execution and delivery of this Lease.

6.    TAXES. (a) Tenant shall pay monthly, as Additional Rent, one-twelfth (1/12) of Tenant's Percentage of annual Taxes based on estimates provided by Landlord from time to time and subject to reconciliation as provided in Section 8 below. “Taxes” means all taxes, assessments and fees levied upon the Property by any governmental entity based upon the ownership, leasing, renting or operation of the Property. Taxes shall not include any federal, state or local net income, capital stock, succession, transfer, replacement, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes. In addition to the foregoing, Tenant shall pay Landlord, as Additional Rent, for any use, rent or sales tax, service tax, value added tax, franchise tax or any other tax on Rent however designated as well as for any taxes which are reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant. All expenses, including reasonable attorneys fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall, solely to the extent of the amount of any reduction in Taxes achieved by Landlord as a result of such contest, be considered as part of the Taxes for the year in which the expenses are incurred.

7.    OPERATING EXPENSES. Tenant shall pay monthly, as Additional Rent, one-twelfth (1/12) of Tenant's Percentage of annual Operating Expenses based on estimates provided by Landlord from time to time and subject to reconciliation as provided in Section 8 below. “Operating Expenses” means and includes all expenses, costs, fees and disbursements paid or incurred by or on behalf of Landlord for managing, operating, maintaining, improving, servicing or repairing the Building or Property and all associated plumbing, heating, ventilation, air conditioning, lighting, electrical, mechanical and other systems, including, without limitation, costs of: performing the Landlord's obligations described in Section 13; janitorial services, the repair, maintenance, repaving and re-striping of any parking and dock areas; providing any services or amenities for the benefit of all tenants of the Building such as conference rooms, parking garage, cafeteria, or gymnasium; exterior maintenance, repair and repainting; landscaping; snow removal; utilities; management fees; supplies and sundries; sales or us taxes on supplies or services; charges or assessments under any easement, license , declaration, restrictive covenant or association; legal and accounting expenses; Insurance Premiums; and compensation and insurance plans, tax qualified benefit plans, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operation, administration, maintenance and repair of the Property. Landlord may equitably allocate any item of Operating Expenses that benefits multiple buildings among such benefited buildings based on comparable lot size or rentable square footage of such buildings. If there is less than ninety five percent (95%) occupancy during any period, Landlord may adjust those Operating Expenses that are affected by variations in occupancy levels to the amount of Operating Expenses that would have been incurred had there been ninety five percent (95%) occupancy.

Notwithstanding the foregoing, Operating Expenses shall not include costs of alterations to the premises of other tenants of the Property, depreciation charges, interest and principal payments on mortgages, ground rental payments and real estate brokerage and leasing commissions; costs incurred for Landlord's general overhead and any other expenses not directly attributable to the operation and management of the Building or the Property; costs of selling or financing any of Landlord's interest in the Property; costs incurred by Landlord for the repair of damage to the Property to the extent that Landlord is reimbursed by insurance proceeds; the costs of services and utilities separately chargeable to individual tenants of the Building; wages, bonuses, and other compensation of employees above the grade of property manager; the cost of installing, operating and maintaining any specialty service, such as cafeteria, gym, child or day care facilities; the cost of any work or services performed for any facility other than the Building; and capital expenditures other than those which (i) actually reduce Operating Expenses (but only to the extent of Landlord' s reasonable projection of such reduction), or (ii) are required under any governmental laws, regulations, or ordinances enacted after the date of this Lease.

8.    RECONCILIATION; AUDIT RIGHT. Any failure by Landlord to deliver any estimate or statement of Additional Rent required under this Lease shall not operate as a waiver of Landlord's right to collect all or any portion of Additional Rent due hereunder. On an annual basis, Landlord shall provide Tenant with a statement of all actual Operating Expenses (each, an “Operating Statement”) and all actual Taxes (each, a “Tax Statement”) for the preceding year. Landlord shall endeavor to provide such statements to Tenant within one hundred twenty (120) days following the end of each year (and shall in all events provide such statements to Tenant within one hundred fifty (150) days following the end of each year). If Tenant has made estimated payments of Operating Expenses or Taxes in excess of the actual amount due as shown on the applicable Operating Statement or Tax Statement, Landlord shall credit Tenant with any overpayment against the next Rent otherwise due, provided, however, if such overpayment occurs within the final year of the Term, then Landlord shall reimburse Tenant in the amount of such overpayment in cash as part of Landlord's reconciliation procedure for the final year of the Term at or after the end of the Term (and not later than fifteen (15) business days after such reconciliation procedure has been completed), and such obligation shall survive the expiration or earlier termination of this Lease. If the actual amount due exceeds the estimated payments made by Tenant during the preceding year, Tenant shall pay the difference to Landlord within fifteen (15) business days of being invoiced therefor and such obligation shall survive the expiration or earlier termination of this Lease.

Tenant shall have the right during the Term, by providing written notice to Landlord (the “Review Notice”) within ninety (90) days after receiving Landlord's statement of actual Operating Expenses for any year, to review Landlord's records relating to Operating Expenses for such year as well as for the immediately preceding year (provided, however, Tenant shall not be permitted  to review any year more than once). Within a reasonable period of time after receipt of a timely Review Notice, Landlord shall make such records available for Tenant's review at either Landlord's home office or at the office of the property manager for the Building.  If Tenant fails  to give Landlord written notice stating in reasonable detail any objection to Landlord's statement ofactual Operating Expenses within sixty (60) days after such records are made available to Tenant for review then Tenant shall be deemed to have approved Landlord's statement of Operating Expenses for such year and Tenant shall have no further right to object or contest such statement. Upon Landlord's receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord' s statement and Tenant's review. If Landlord and Tenant determine that Operating Expenses for the year in question are less than reported in Landlord's statement, Landlord shall provide Tenant with a credit against future Rent in the amount of any overpayment   by Tenant. Likewise, if Landlord and Tenant determine that Operating Expenses for the year in question are greater than reported in Landlord's statement, Tenant shall forthwith pay to Landlord the amount of underpayment by Tenant. Any information obtained by Tenant pursuant to the provisions of this section shall be treated as confidential  and   Landlord   may   require   that   Tenant   execute a commercially reasonable confidentiality agreement as a condition of Tenant's review. If Tenant retains an agent to review Landlord's books and records for any year, such agent must (i) be a CPA firm (ii) not be compensated on a contingency basis, and (iii) execute a commercially reasonable confidentiality agreement with respect to such review. Tenant shall be solely responsible for all costs incurred by Tenant in connection with such review, unless such review discloses an overcharge in excess of three percent (3%), in which case Landlord shall pay all costs of such review not to exceed $7,500. Notwithstanding anything herein to the contrary, Tenant shall not be permitted to review

Landlord's records or to dispute any statement of Operating Expenses if Tenant is in default hereunder beyond all applicable notice and cure periods or if Tenant has not first paid to Landlord the amount due as shown on Landlord's statement of actual Operating Expenses.

If, after the completion of Tenant's review in compliance with the preceding paragraph, Landlord and Tenant fail to resolve any discrepancy between Landlord's statement and Tenant's review, then either party may submit such dispute to arbitration conducted in Boston, Massachusetts administered by the American Arbitration Association (the “AAA”) under its Commercial Arbitration Rules. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said AAA' s office, in the City of Boston. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator  may  be entered  in the applicable  Superior  Court  of  the Commonwealth of Massachusetts. Each party shall bear their respective costs incurred in connection with any such arbitration.

9.    INSURANCE.

(A)    Tenant shall maintain the following insurance in force from the date upon which Tenant first enters the Premises and throughout the Term and thereafter for so long as Tenant is in occupancy of any part of the Premises:

(i)    Commercial General Liability insurance with limits of at least $ 1,000,000 per occurrence, $2,000,000 general aggregate, and, if the Tenant manufacturers or produces a product in the Premises, $2,000,000 products completed operations aggregate or such larger amounts as Landlord may reasonably require from time to time, covering bodily injury and property damage arising out of the use of the Premises, as well as products/completed operations, blanket contractual liability, personal injury and advertising liability;

(ii)    Worker's Compensation insurance as required by the state in which the Premises is located covering occupational injuries or disease to all employees of Tenant and to any contractors, subcontractors or other agents used by Tenant for work or other activities on or about the Premises. Such policy shall include Employer's Liability limits of at least $500,000 each accident, $500,000 each employee, and $500,000 disease;

(iii)    Business Automobile Liability insurance for all owned (Symbol 1), non- owned (Symbol 9) and hired, rented and/or borrowed (Symbol 8) vehicles used by the Tenant, its employees or agents. Such policy shall include a combined  single limit of liability of at least $1,000,000 per claim for bodily injury and property damage and shall provide that employees are insureds;

(iv)    Excess or Umbrella Liability insurance with a limit of at least $5,000,000 providing additional limits of insurance over the primary per occurrence and aggregate limits of the Commercial General Liability (including bodily injury, property damage, products/completed operations, personal/advertising injury and blanket contractual liability), Employer's Liability, and Business Auto Liability insurance required in (i), (ii), and (iii) above; and

(v)    Property insurance covering “all risk” of physical damage to Tenant's personal property and any property in the care, custody, and control of the Tenant. In addition this policy shall cover any direct or indirect physical damage to all alterations, additions, improvements (including carpeting, floor coverings, paneling, decorations, fixtures and any improvements or betterments to the Premises made by Tenant or by Landlord at Tenant's request or for Tenant's benefit) situated in or about the Premises. Such coverage shall be for the full replacement value of the covered property.

(B)    Tenant's Commercial General Liability, Property, and Excess Liability/Umbrella Liability policies shall name Landlord, Landlord's managing agent, and Landlord' s mortgagee as Additional Insureds and shall be primary insurance as to any insurance carried by the parties designated as Additional Insureds. All policies purchased and maintained by Tenant to satisfy the requirements in this Lease must be purchased from an insurance company with a minimum rating of “A- X” or its equivalent from one of the major rating agencies (AM Best, Moody' s, Standard & Poor' s, Fitch) that is admitted or eligible to do business in the state where the Premises is located.

(C)    Tenant shall provide Landlord with a certificate of insurance for each policy simultaneously with the delivery of an executed counterpart of this Lease and at least thirty (30) days prior to each renewal of such insurance. Such certificates of insurance shall be on an ACORD Form 27 or ISO Form 2026 or their equivalent, shall certify that such policy has been or shall be issued and that it provides the coverage and limits required above, and shall provide that the insurance shall not be canceled or materially changed unless thirty (30) days prior written notice (or ten (10) days in the event of cancellation for non-payment) shall have been given to Tenant. Tenant shall provide Landlord a copy of any such notice within five (5) business days following Tenant' s receipt thereof. In addition to providing the certificates of insurance required herein, Tenant shall also promptly furnish any additional information as Landlord may reasonably request from time to time pertaining to Tenant's insurance coverage. Tenant shall notify Landlord in writing (i) at least thirty (30) days in advance if Tenant intends to cancel or non-renew such insurance for any reason, or (ii) within three (3) business days of receipt if Tenant receives a notice that its insurance company intends to cancel or non-renew such insurance for any reason or that the required coverage or limits are to be materially changed from the initial requirements in this Lease. In the event that Tenant fails to obtain or maintain the insurance required above or fails to provide the certificates of insurance required, Landlord may, at its option, obtain such insurance on behalf of Tenant. Tenant shall pay, as Additional Rent upon demand, the reasonable cost of such insurance. Landlord' s failure to obtain such coverage on behalf of Tenant shall not limit Tenant's liability in the event of an uncovered loss.

(D)    Landlord shall carry or cause to be carried such insurance in amounts and with deductibles as a reasonably prudent landlord would purchase and maintain with respect to the Property. Tenant shall pay Tenant's Percentage of Landlord' s insurance premiums (“Insurance Premiums”) during the Term of the Lease as a part of Operating Expenses. Tenant shall not knowingly do or permit to be done anything which shall contravene, invalidate, or increase the cost of the Landlord' s insurance and shall comply with all rules, orders, regulations, requirements and recommendations of Landlord or its insurance companies relating to or affecting the condition, use, or occupancy of the Premises. If Tenant does knowingly conduct any activity within or about the Premises that results in an increase to the cost of Landlord' s insurance Tenant shall reimburse Landlord for the entire amount of such additional premiums or surcharges on demand.

10.    WAIVER OF SUBROGATION. Notwithstanding any other language of this Lease to the contrary, Landlord and Tenant each waive their respective rights to recover from the other for any and all loss of or damage to their respective property if such loss or damage is covered, or required by this Lease to be covered, by insurance. Both Landlord and Tenant shall obtain an endorsement acknowledging such waiver from its insurance company(s) evidencing compliance with this section.

11.    SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit with Landlord the amount of the Security Deposit specified in Section 1 of this Lease. Provided that Tenant has paid all amounts due and has otherwise performed all obligations hereunder, the Security Deposit shall be returned to Tenant without interest within thirty (30) days after the expiration of the Term. If Tenant defaults under any provision of this Lease, Landlord may, but shall not be obligated to, apply all or any part of the Security Deposit to cure the default. In the event Landlord elects to apply the Security Deposit as provided for above, Tenant shall, within five (5) days after Landlord' s demand, restore the Security Deposit to the original amount. Upon any sale or other conveyance of the Building, Landlord shall transfer the Security Deposit (or any amount of the Security Deposit remaining) to a successor owner, and Tenant agrees to look solely to the successor owner for repayment of the same. The Security Deposit shall not operate as a limitation on any recovery to which Landlord may be entitled.

12.    USE. The Premises shall be used for the Permitted Use and for no other purposes whatsoever. Tenant shall not do or knowingly permit to be done in or about the Premises, Building or Property anything which is prohibited by any ordinance, order, rule, regulation, certificate of occupancy, or other governmental requirement, now in force or which may hereafter be enacted, including, without limitation, the Americans with Disabilities Act of 1990, as amended (collectively, “Applicable Law”). Tenant shall comply with all Applicable Law in its use of the Premises and common areas of the Property. Tenant shall use commercially reasonable efforts to cause all contractors, agents, employees, invitees and visitors of Tenant to use the Premises and any common area of the Property in such a manner as to prevent waste, nuisance and any disruption of other occupants. Landlord represents and warrants to Tenant that the maximum live floor load per square foot of the Premises is 125 pounds per square foot. Tenant shall not place a load upon any floor in the Premises exceeding such floor load. The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any Applicable Law in the use or occupancy of the Premises, Building or Property shall be conclusive of that fact as between Landlord and Tenant.

13.    MAINTENANCE; SERVICES. Tenant will, throughout the Term and at its sole cost, keep and maintain the Premises and all fixtures and equipment located therein clean, safe and in good working order, repair and condition, and make all necessary repairs thereto,  including, without limitation, replacing all broken glass with glass of the same size and quality as that broken, replacing all burnt out light bulbs and ballasts, removing all garbage, and repairing all systems or portions of systems exclusively serving the Premises including, without limitation, electrical, mechanical, fire and life safety, plumbing and heating, ventilating and air conditioning systems. For the purposes of maintaining the heating, ventilating, and air conditioning system serving the Premises (but only if such system serves only the Premises and no other space in the Building), Tenant shall, at Tenant's expense, procure and maintain from a contractor approved by Landlord a service and maintenance contract (“Service Contract”) subject to Landlord's review and approval, not to be unreasonably withheld, conditioned or delayed. Tenant shall provide such Service Contract to Landlord within thirty (30) days following the Commencement Date and within ten (10) days of Landlord' s request Tenant shall provide Landlord with copies of all service and maintenance records pertaining to the service and maintenance of the heating, ventilating and air conditioning system. In the event Tenant fails to maintain such contract, Landlord shall have the right, but not the obligation, to procure and maintain the heating, ventilating and air conditioning system maintenance contract and if Landlord so elects, Tenant shall reimburse Landlord for the cost thereof as Additional Rent upon demand. All repairs required of Tenant in connection herewith shall be of a quality and class at least equal to the minimum building standards established by Landlord and shall be done in a good and workmanlike manner in compliance with all Applicable Law and the terms and conditions of this Lease. If Tenant fails to maintain the Premises in compliance with the terms hereof Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required and Tenant shall reimburse Landlord  for the cost  thereof  as Additional  Rent upon demand. Should  Tenant require any additional service not provided by Landlord pursuant to this Lease, including any services furnished outside the Building' s normal business hours, Landlord may, but shall not be obligated to, furnish such additional service and Tenant agrees to pay Landlord's then standard charges therefor, which may include a reasonable administrative fee, any taxes imposed thereon, and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service, as Additional Rent within thirty (30) days of being invoiced therefor.

Landlord shall maintain and repair (and replace, as necessary) in good working order, condition and repair, and, subject to Section 21(A), cause the same to be kept in compliance with Applicable Law, the roof, foundation, exterior walls, parking lots, walkways and any common areas of the Building, and all Building systems or portions of systems located outside the Premises not exclusively serving the Premises, the cost of which shall be included as a part of Operating Expenses, provided that Landlord shall have no obligation to make any repairs unless Landlord has first received written notice of the need for such repairs from Tenant. Notwithstanding the foregoing, any damage occasioned by the negligence or willful act of Tenant or any person claiming under Tenant, or contractors, agents, employees, invitees or visitors of Tenant or any such person, shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its sole option, to make such repairs and to charge Tenant for all costs and expenses incurred in connection therewith and Tenant shall pay the cost therefor as Additional Rent within thirty (30) days after being invoiced thereof together with reasonable supporting documentation therefor.

Notwithstanding the foregoing, if any existing rooftop heating, ventilation and air conditioning unit (“RTU”) serving the Premises fails and requires replacement during the first two (2) years of the initial Term, as determined by a licensed and qualified HVAC contractor selected by Tenant and approved by Landlord in its commercially reasonable judgment, then Landlord shall be responsible for the removal and replacement of such RTU with a reasonably comparable unit and Landlord shall pay directly to the contractor undertaking the removal and replacement project the full cost of such removal and replacement project; provided, however, that Landlord shall not be responsible for any costs which are due to damages to such RTU caused by Tenant or any of Tenant' s employees, contractors, agents, subtenants, invitees, or similar parties. In furtherance of the foregoing, and as a condition to any Landlord obligation pursuant to this paragraph (i) Tenant shall provide prior written notice to Landlord of the failure or required replacement of the RTU in question, along with a detailed recommendation from a licensed and qualified HVAC contractor that the replacement is required, which recommendation Landlord shall have the option to verify and confirm with its preferred HVAC contractor, (ii) Landlord shall determine (in its commercially reasonable judgment) the brand, make, and model of the proposed replacement HVAC unit) and final budget for the removal and replacement project prior to the actual incurrence of any costs related thereto, subject to Tenant's approval (which approval shall not be unreasonably withheld), (iii) Tenant shall provide Landlord with all necessary access to the Premises, and shall reasonably cooperate with Landlord in all respects, to undertake and complete the removal and replacement project.

14.    SUBLEASE; ASSIGNMENT.

(A)    Tenant shall not mortgage, pledge, hypothecate or otherwise encumber its interest in this Lease. Tenant shall not allow the Premises to be occupied, in whole or in part, by any other party and shall neither sublet the Premises, in whole or in part, nor assign this Lease, nor amend any sublease or assignment to which Landlord has consented, without in each case obtaining the prior written consent of Landlord. Any sublease or assignment, or amendment to any sublease or assignment, made without Landlord's prior written consent (if such consent is required hereunder) shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute an Event of Default. The provisions of this section 14(A) shall apply to a transfer, by one or more transfers, of all, or substantially all, of the business or assets of Tenant, of a majority of the stock, partnership or membership interests, or other evidences of ownership, of Tenant, and of any shares, voting rights or ownership interests of Tenant which results in a change in the identity of the entity or entities which exercise, or may exercise, effective control of Tenant as if such transfers were an assignment of this Lease.  Tenant must request Landlord's consent to any assignment or sublease at least sixty (60) days prior to the proposed effective date of the assignment or sublease. At the time of its request, Tenant shall provide Landlord in writing: (a) the name and address of the proposed assignee or subtenant, (b) a complete copy of the proposed assignment or sublease or a term sheet setting forth the material economic terms of the proposed assignment or sublease, (c) reasonably satisfactory information about the nature, business, and business history of the proposed assignee or subtenant and its proposed use of the Premises, and (d) banking, financial or other credit information about the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine  its financial  condition and operating performance. Landlord shall not unreasonably withhold, condition or delay its consent to Tenant's written request to sublease the Premises or assign this Lease which is made in compliance with the terms and conditions of this section. Without  limiting  the other instances  in  which  it  may  be reasonable for Landlord to withhold its consent to an assignment or sublease, Landlord's refusal to consent to any proposed assignment or sublease shall not be unreasonable if: (a) the financial condition or operating performance of the proposed subtenant or assignee, determined in Landlord's reasonable discretion, is less than the greater of the financial condition or operating performance of the Tenant on (i) the date of execution of this Lease or (ii) the date of Tenant's request for Landlord's consent to the proposed assignment or sublease, (b) Tenant is in default under any of the terms, covenants or conditions of this Lease beyond all applicable notice and cure periods, (c) Landlord reasonably determines that the proposed use of the Premises may result in: (i) increased wear and tear on the Premises, Building or Property or (ii) any materially adverse effect on other tenants in the Building or adjacent buildings owned by Landlord, (d) the proposed subtenant or assignee is a governmental agency, (e) Landlord has space available elsewhere in the Building which can accommodate the needs of the proposed subtenant or assignee or the proposed subtenant or assignee is a prospect to whom Landlord has made a proposal for the lease of space within the market area within the prior six (6) months, (f) the proposed assignee or subtenant is a tenant in any building owned by Landlord or any affiliate of Landlord including, without limitation, the Building, (g) the proposed subtenant or assignee would or its proposed use of the Premises would cause Landlord to be in violation of any covenant or restriction contained in another lease or other agreement, (h) Landlord's lender, if any, does not consent to the proposed sublease or assignment where such consent is required under the applicable loan documents.

(B)    Notwithstanding the foregoing, Landlord's consent shall not be withheld, and Landlord shall have no right to recapture the Premises or share in Profits (defined below), when Tenant is transferring its interest in the Premises pursuant to transactions with an entity into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant's business or assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant (provided that such entity maintains such relationship to Tenant for a period of at least two (2) years after the date of such transfer, it being agreed that the subsequent sale or transfer of stock within such two (2) year period resulting in a change in voting control, or any other transaction(s) within such two (2) year period having the overall effect that such entity ceases to control, be controlled by, or be under common control with Tenant, shall be treated as an assignment of this Lease governed by the preceding paragraphs of this Section) (such transfer being a “Permitted Transfer”), provided that in any of such events (a) Tenant is not then in default under this Lease beyond applicable notice and cure periods, and (b) the successor to Tenant, in Landlord's reasonable opinion, possesses adequate financial capability to perform the Tenant obligations as and when due or required.

(C)    No subletting or assignment shall release Tenant from Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. Any subtenant shall, at Landlord's election, attorn to Landlord following any early termination of this Lease and any assignee shall be jointly and severally liable for the full performance of all of Tenant' s obligations hereunder. Landlord may require, as a condition to granting Landlord's consent with respect to the provisions of this section, that the proposed subtenant or assignee enter into a written agreement with Landlord confirming the obligations of such subtenant or assignee under this Lease. Tenant shall pay, as Additional Rent within thirty (30) days after being invoiced therefor, all reasonable legal fees (not to exceed $2,500) incurred by Landlord in connection with each proposed assignment or sublease whether or not Landlord's consent is obtained. If Tenant receives rent or other payments under any assignment or sublease in excess of the payments made by Tenant to Landlord under this Lease (as such amounts are adjusted on a per square foot basis if less than all of the Premises is transferred), then Tenant shall pay Landlord one-half of such excess after deduction on an amortized basis of the cost of reasonable marketing expenses, brokerage fees and tenant improvements (such net amount “Profits”) paid for or incurred in connection with such sublease or assignment. Landlord's consent to one assignment or sublease shall not be deemed a waiver of the requirement of Landlord ' s consent to any subsequent assignment or sublease. In the event Tenant seeks to assign its interest in this Lease, and Landlord does not consent to such proposed assignment, Landlord may elect to terminate this Lease in its entirety, and the last day of the Term of this Lease shall be the thirtieth (30th) day after Landlord notifies Tenant of Landlord's election to terminate this Lease. In the event Tenant seeks to sublet all or any portion of the Premises and Landlord does not consent to such proposed sublease, Landlord may elect to terminate this Lease with respect to the portion of the Premises that would be subject to such sublease and the last day of the Term of this Lease for such space shall be the thirtieth (30th) day after Landlord notifies Tenant of Landlord' s election to terminate this Lease and, if less than the entire Premises is affected, Landlord shall have the right to perform any alterations to make such space a self contained rental unit.

15.    INDEMNITY; NON-LIABILITY OF LANDLORD. Except to the extent prohibited by law, as a material part of the consideration for Landlord' s execution of this Lease, Tenant shall not hold Landlord or its employees or Landlord's agents or contractors or their employees liable for, and Tenant covenants and agrees that it shall indemnify and defend Landlord for and against any and all penalties, damages, fines, causes of action, liabilities, judgments, expenses (including, without limitation, reasonable attorneys' fees) or charges incurred in connection with or arising from: (i) the use or occupancy of the Premises by Tenant or any person claiming under   Tenant; (ii) any acts, omissions or negligence of Tenant or any person claiming under Tenant, or contractors, agents, employees, invitees or visitors of Tenant or any such person; (iii) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees, agents , contractors , invitees or visitors of Tenant or any such person of any term, covenant or provision of this Lease or any Applicable Law; (iv) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors or any other person entering upon the Property under the express or implied invitation of Tenant; or (v) any matter occurring in the Premises during the Term that is not caused by the negligence or willful misconduct of Landlord or the employees, agents, contractors, invitees or visitors of Landlord.

Landlord shall indemnify, defend and hold harmless Tenant from and against any and all claims, demands, causes of action, judgments, costs and expenses, and all losses and damages caused to Tenant from any occurrence within the common areas of the Building or Property without any negligence on the part of Tenant and arising from Landlord' s negligence or willful misconduct in failing to maintain the common areas of the Building and Property in accordance with the provisions of this Lease. Upon notice from Tenant, Landlord shall defend any such claim, demand, cause of action or suit at Landlord' s expense by counsel selected by Landlord and reasonably satisfactory to Tenant, provided, however, that any counsel selected by Landlord' s insurance carrier shall be deemed acceptable to Tenant.

Landlord, to the fullest extent not prohibited by law, shall not be liable for any damage occasioned by failure to keep the Premises, Building or Property in repair, nor for any damage done or occasioned by or from plumbing, gas, electricity, water, sprinkler, or other pipes or sewerage or the bursting, leaking or running of any pipes, tank or plumbing fixtures, in, above, upon or about the Premises or the Building nor from any damage occasioned by water, snow or ice being upon or coming through the roof, skylights, trap door or otherwise, nor for any damages arising from acts, or neglect of co-tenants or other occupants of the Building or of any owners or occupants of adjacent or contiguous property, nor for any loss of or injury to property or business occurring, through, in connection with or incidental to the failure to furnish any such services or the interruption of any services to the Premises. Further, Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft or any other criminal act, fire, act of God, public enemy, injunction , riot, strike, insurrection, war, court order, law of requisition or order of any governmental authority.

Neither Landlord nor Tenant shall be liable in any event for incidental or consequential damages to the other party by reason of any default by such party hereunder, whether or not the other party is notified that such damages may occur. The term “Landlord” , as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, means only the owner or owners at the time in question of the Landlord' s interest in the Building, and in the event of any transfer or transfers ohitle to the Landlord's interest in the Building, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed. Tenant's sole recourse against Landlord, and any successor to the interest of Landlord in the Premises, is to the interest of Landlord, and any successor, in the Premises and the Building of which the Premises are a part. In no event whatsoever shall Landlord or any beneficiary of any trust of which Landlord is a trustee or any of Landlord's officers, directors, partners, managers, members, shareholders, agents, attorneys and employees ever be personally liable hereunder.

16.    UTILITIES. Tenant shall contract directly with public utility providers for gas and electricity which are separately metered to the Premises and shall pay such utility providers directly and promptly when due. Landlord represents and warrants that all meters for such gas and electric utilities are currently in the Premises and are operational. If any utility is not separately metered to the Premises, including water and sewer, the cost of such utility consumed on the Premises, as reasonably determined by Landlord, shall be paid by Tenant as Additional Rent as part of Operating Expenses. Tenant's obligation to pay for utilities provided to the Premises during the Term shall survive the expiration or earlier termination of the Lease. Tenant shall not utilize an alternative provider for a utility service other than the public utility provider servicing the Property unless Tenant shall first obtain the written consent of Landlord. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interruption, or defect in the supply or character of the electric energy furnished to the Premises or Building. To ensure the proper functioning and protection of all utilities, Tenant agrees to abide by all reasonable regulations and requirements which Landlord may prescribe and to allow Landlord and its utility providers access to all electric lines, feeders, risers, wiring, and any other machinery within the Premises (provided that reasonable prior written notice thereof shall be given to Tenant, and in connection therewith, Landlord shall take reasonable steps to minimize interference with Tenant's business in the Premises).

17.    HOLDING OVER. If Tenant or any party claiming by or under Tenant remains in occupancy of the Premises or any part thereof beyond the expiration or earlier termination of this Lease, such holding over shall be without right and a tenancy at sufferance, and Tenant shall be liable to Landlord for any loss or damage incurred by Landlord as a result thereof, including consequential damages; provided, however, Landlord shall not be entitled to consequential damages on account of Tenant's holding over that are attributable to any period prior to the date that is forty five (45) days after Landlord has provided notice to Tenant that Landlord has entered into good faith negotiations with a prospective replacement tenant for any portion of the Premises. In addition, for each month or any part thereof that such holding over continues, Tenant shall pay to Landlord a monthly fee for the use and occupancy of the Premises equal to (a) for the first thirty days of such holdover, one hundred fifty percent (150%) of the Rent payable for the month immediately preceding such hold over, and (b) thereafter, two hundred percent (200%) of the Rent payable for the month immediately preceding such hold over, and there shall be no adjustment or abatement for any partial month. The provisions of this section shall not be deemed to limit or exclude any of Landlord's rights of re-entry or any other right granted to Landlord hereunder, at law or in equity.

18.    NO RENT DEDUCTION OR SET OFF. Tenant's covenant to pay Rent is and shall be independent of each and every other covenant of this Lease. Tenant agrees that any claim by Tenant against Landlord shall not be deducted from Rent nor set off against any claim for Rent in any action. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any remedy provided in this Lease or at law. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

Notwithstanding the foregoing, if, for more than three (3) consecutive business days following written notice from Tenant to Landlord, Landlord shall fail to restore of any utility or other service required to be provided by Landlord under this Lease following the interruption, curtailment or suspension of such utility or other service as a result of Landlord's negligence or willful misconduct, and as a result of such failure (i) Tenant shall not be reasonably able to use and occupy, or to have access to, the entire Premises or a material portion of the Premises, as the case may be, for the normal conduct of Tenant's business operations, and (ii) Tenant does not use or occupy the same during said period, then the obligation of Tenant to pay Rent hereunder shall be abated in proportion to the portion of the Premises that Tenant is unable to use as a result of such failure from the date of Tenant's notice until the date on which Landlord has restored any such utility or other service.

19.    CASUALTY. If the Premises or any part thereof are damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord. If the Premises or the Building are totally or partially damaged or destroyed by fire or other casualty, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall diligently restore and repair the Premises and the Building to substantially the same condition they were in prior to such damage. Provided that such damage was not caused by the act or omission of Tenant or any of its employees, agents, licensees, invitees or subtenants, until the repair and restoration of the Premises is completed Base Rent and Additional Rent shall be abated for that part of the Premises that Tenant is unable to use without substantial interference and is not occupied while repairs are being made, based on the ratio that the amount of unusable rentable area bears to the total rentable area of the Premises. Landlord shall bear the costs and expenses of repairing and restoring the Premises and the Building, provided, however, that Landlord shall not be obligated to spend more than the net proceeds of insurance made available for such repair and restoration nor shall Landlord be obligated to repair or restore, or to pay for the repair or restoration of, any furnishings, equipment or personal property belonging to Tenant or any alterations, additions, or improvements (including carpeting, floor coverings, paneling, decorations, fixtures) made to the Premises or Building by Tenant or by Landlord at Tenant's request or for Tenant's benefit. It shall be Tenant's sole responsibility to repair and restore all such items.

Notwithstanding the foregoing, (a) if there is a destruction of the Building that exceeds twenty-five percent (25%) of the replacement value of the Building from any risk, whether or not the Premises are damaged or destroyed, or (b) if Landlord reasonably believes that the repairs and restoration cannot be completed despite reasonable efforts within ninety (90) days after the occurrence of such damage, or (c) if Landlord reasonably believes that there shall be less than two (2) years remaining in the Term (exclusive of any extension options) upon the substantial completion of such repairs and restoration, or (d) if any mortgagee or lender fails or refuses to make sufficient insurance proceeds available for repairs and restoration, or (e) if zoning or other Applicable Law does not permit such repairs and restoration, Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Tenant within one hundred eighty (180) days after the occurrence of such damage. If this Lease is terminated pursuant to the preceding sentence, all Rent payable hereunder shall be apportioned and paid to the date of termination.

All time periods provided in this Section for Landlord' s performance shall be subject to extension  on  account  of delays  in  effectuating  a  satisfactory  settlement  with  any insurance company involved and Force Majeure events. In the event of any damage or destruction to the Building or Premises, it shall be Tenant's responsibility to secure the Premises and, upon notice from Landlord, to remove forthwith, at its sole cost and expense, property belonging to Tenant or its licensees from such portion of the Premises as Landlord shall reasonably request.

20.    SUBORDINATION; ESTOPPEL LETTERS. This Lease is expressly subordinate to any current or future mortgage or mortgages placed on the Property and to all other documents executed in connection with any such mortgage.  Tenant agrees not to pay rent more than   thirty (30) days in advance and to attorn to any party acquiring rightful possession of the Premises by or through any such mortgage. Tenant agrees that from time to time it shall deliver to Landlord or Landlord's mortgagee or designee within ten (10) business days of the date of Landlord's or Landlord's mortgagees or such other designee's request, a statement, in writing, certifying (i) that this Lease is unmodified and in full force and effect, if this is so, or if there have been modifications, that the Lease, as modified, is in full force and effect; (ii) the dates to which Rent and other charges have been paid; (iii) that Landlord is not in default under any provisions of this Lease or, if in default, the nature thereof in detail; (iv) the subordination of this Lease to any current or future mortgage or mortgages placed on the Property by Landlord and Tenant's agreement to attorn to any party acquiring rightful possession of the Premises by or through any such mortgage; and (v) such other true statements as Landlord or Landlord's mortgagee or designee may reasonably require.

Landlord intends to refinance the Building in the first quarter of 2017. Landlord shall cause the mortgagee of such refinancing to enter into its usual subordination, non-disturbance and attomment agreement (“SNDA”) with Tenant, subject to Tenant's negotiation of commercially reasonable modifications to any such SNDA. Landlord shall thereafter use commercially reasonable to cause any future mortgagee of the Property to enter into such mortgagee's usual SNDA with Tenant, subject to Tenant's negotiation of commercially reasonable modifications to any such SNDA.

Landlord represents and warrants that no lease superior to this Lease (e.g., a ground lease) exists with respect to the Property.

21.    ALTERATIONS;   RESTORATION.

(A)    Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises (“Alterations”) without first obtaining the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed with respect to non-structural Alterations that do not cost more than Fifty Thousand Dollars ($50,000) in any one calendar year, are not visible from outside of the Premises and do not affect the operating or life safety systems of the Building, but which consent may otherwise be withheld in Landlord' s sole discretion. Notwithstanding the foregoing, Landlord's consent shall not be required for cosmetic Alterations, such as painting, hanging pictures, and installing carpeting so long as Tenant provides Landlord not less than five (5) business days prior written notice of any such Alteration for which Tenant has engaged a third party contractor. All Alterations (i) must comply with all Applicable Laws, (ii) must be compatible with the Building and its mechanical, electrical, heating, ventilating, air-conditioning and life safety systems; (iii) must not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; and (iv) must not affect the integrity of the structural portions of the Building. In addition, Landlord may impose as a condition to such consent such additional requirements as Landlord in its commercially reasonable discretion deems necessary or desirable, including, without limitation: (a) Tenant's submission to Landlord, for Landlord's prior written approval (not to be unreasonably withheld, conditioned or delayed), of all plans and specifications relating to the Alterations; (b) Landlord's prior written approval (not to be unreasonably withheld, conditioned or delayed) of the time or times when the Alterations are to be performed; (c) Landlord's prior written approval (not to be unreasonably withheld, conditioned or delayed) of the contractors and subcontractors performing work in connection with the Alterations (provided, however, that Tenant shall be entitled to use its own architect and general contractor for the performance of Tenant's Work as set forth in Exhibit D attached hereto); (d) Tenant's receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; (e) Tenant's delivery to Landlord of such bonds and insurance as Landlord reasonably requires; (f) Tenant's payment to Landlord of a commercially reasonable fee for Landlord's supervision of any Alterations not to exceed 2% of the cost of the Alterations in question; (g) Tenant's and Tenant's contractor's compliance with such construction rules and regulations and building standards as Landlord promulgates from time to time; and (i) Tenant' s delivery to Landlord of “as built” drawings of the Alterations in such form or medium as Landlord may reasonably require.All direct  and  indirect costs relating to  any  modifications, alterations or improvements of Building, whether outside or inside of the Premises, required by any governmental agency or by law as a condition or as the result of any Alteration requested or effected by Tenant shall be borne by Tenant. Tenant shall not permit any mechanic's lien or other liens to be placed upon the Premises or the Building as a result of any materials, services or labor ordered by or provided to Tenant or any of Tenant's agents, officers, or employees. Without waiving any other rights or remedies under this Lease, Landlord may bond or insure or otherwise discharge any such lien and Tenant shall reimburse Landlord for any amount paid by Landlord in connection therewith as Additional Rent within ten (10) days after being invoice therefor.

(B)    Upon the expiration or earlier termination of the Lease, Tenant shall surrender the Premises in good working order and condition. Tenant shall remove any and all Alterations, trade fixtures, equipment, data/telecommunications cabling and wiring installed by or on behalf of Tenant and furniture from the Premises and Tenant shall fully repair any damage, including any structural damage, occasioned by the removal of the same. Notwithstanding the foregoing, Tenant shall only be required to remove such Alterations, including those performed pursuant to Exhibit D, if Landlord shall at the time of giving consent to the making of such Alteration notify Tenant that removal of same and restoration of the Premises shall be required at the end of the term of the Lease. If Landlord notifies Tenant that Tenant not remove any or all such Alteration(s), such Alteration shall become a part of the realty and shall belong to Landlord without compensation, and title thereto shall pass to Landlord under this Lease as by a bill of sale. At Landlord's election, all Alterations, trade fixtures, equipment, wire and cable, furniture, fixtures, other personal property not removed shall conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or to any other person and without obligation to account for them. Tenant shall pay Landlord all reasonable expenses incurred in connection with Landlord's disposition of such property, including without limitation the cost of repairing any damage to the Building or the Premises caused by removal of such property, and shall hold Landlord harmless from loss, liability, or expense arising from the claims of third parties such as Tenant's lenders whose loans are secured by such property. Tenant's obligations under this section shall survive the end of this Lease.

22.    DEFAULT; REMEDIES.

(A)    In addition to any other acts or omissions designated in this Lease as Events of Default, each of the following shall constitute an Event of Default by Tenant hereunder: (i) the failure to make any payment of Rent or any installment thereof or to pay any other sum required to be paid by Tenant under this Lease within five (5) business days after Landlord shall have provided written notice to Tenant that the same is due, but such notice shall not be given more than twice in any twelve (12) month period such that any subsequent failure to make any such payment when due in said twelve month period shall constitute an Event of Default hereunder without the need for notice or grace period; (ii) the use or occupancy of the Premises for any purpose other than the Permitted Use without Landlord's prior written consent or the conduct of any activity in the Premises which constitutes a violation of law; (iii) if the interest of Tenant or any part thereof under this Lease shall be levied on under execution or other legal process and said interest shall not have been cleared by said levy or execution within fifteen (15) days from the date thereof; (iv) if any voluntary or involuntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by or against Tenant or any guarantor of the Lease or if a receiver shall be appointed for Tenant or any guarantor or any of the property of Tenant or guarantor and such involuntary petition or appointment of a receiver is not dismissed or stayed within sixty (60) days of such filing or appointment; (v) if Tenant or any guarantor of the Lease shall make an assignment for the benefit of creditors or if Tenant shall admit in writing its inability to meet Tenant's debts as they mature; (vi) if any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease, or mutually agreed to in writing by the parties; (vii) if Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after receiving written notice of the existence of such lien; (viii) if Tenant shall abandon or vacate the Premises during the Term; (ix) if Tenant shall fail to execute and deliver an estoppel certificate or subordination agreement as required hereunder; or (x) the failure to observe or perform any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and which Tenant has not corrected within twenty (20) days after written notice thereof to Tenant; provided however, that if such failure is not susceptible to being cured within such period of time, Tenant shall be entitled to such additional time as may be reasonably necessary so long as Tenant is diligently curing such failure and completes such cure within one hundred twenty (120) days thereafter; further provided, however, if such failure creates a condition that, in Landlord's reasonable judgement, is dangerous or hazardous then Tenant shall be required to commence such cure within three (3) business days following written notice and, subject to extension for Force Majeure (as defined in Section 30(G)) complete such cure within ten (10) business days.

(B)    Upon the occurrence of an Event of Default by Tenant, Landlord may, at its option, with or without notice or demand of any kind to Tenant or any other person, exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law, in equity or elsewhere herein, and such rights and remedies shall be cumulative and none shall exclude any other right allowed by law:

(i)    Landlord may terminate this Lease, repossess and re-let the Premises, in which case Landlord shall be entitled to recover as damages (in addition to any other sums or damages for which Tenant may be liable to Landlord) a lump sum equal to the amount by which the present value of the excess Rent remaining to be paid by Tenant for the balance of the Term of the Lease exceeds the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting. For the purpose of determining present value, Landlord and Tenant agree that the interest rate shall be the rate applicable to the then-current yield on obligations of the U.S. Treasury having a maturity date on or about the Expiration Date. Should the fair market rental value of the Premises for the balance of the Term (after deduction of all anticipated expenses of reletting) exceed the value of the Rent to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to or otherwise credit Tenant for any such excess amount;

(ii)    Landlord may, without terminating the Lease, terminate Tenant's right of possession, repossess the Premises including, without limitation, removing all or any part of Tenant's personal property in the Premises and to place such personal property in storage or a public warehouse at the expense and risk of Tenant, and relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord in its commercially reasonable judgment. For the purpose of such reletting, Landlord is authori zed to decorate, repair, remodel or alter the Premises. Tenant shall pay to Landlord as damages a sum equal to all Rent under this Lease for the balance of the Term unless and until the Premises are relet. If the Premises are relet, Tenant shall be responsible for payment upon demand to Landlord of any deficiency between the Rent as relet and the Rent for the balance of this Lease, and all actual costs and expenses of reletting. Tenant shall not be entitled to any rents received by Landlord in excess of the rent provided for in this Lease. No re-entry or taking possession of the Lease Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without  termination,  Landlord  may  at any time thereafter elect to terminate this Lease for any breach, and in addition to the other remedies it may have, recover as damages (in addition to any other sums or damages for which Tenant may be liable to Landlord) a lump sum equal to the amount by which the present value of the excess Rent remaining to be paid by Tenant for the balance of the Term of the Lease exceeds the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting. In the event Landlord repossesses the Premises as provided above, Landlord may remove all persons and property from the Premises and store any such property at the cost of Tenant, without liability for damage; and

(iii)    Landlord may, but shall not be obligated to, and without waivmg or releasing Tenant from any obligations of Tenant hereunder, make any payment or perform such other act on Tenant' s part to be made or performed as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs shall be payable to Landlord as Additional Rent on demand and Tenant covenants to pay such sums.

(C)    If Tenant (i) fails to pay Rent timely and such failure continues for five (5) days after written notice thereof (the payment of Rent in monthly installments being for the sole benefit and convenience of Tenant), (ii) fails to maintain the Security Deposit as required hereunder, and such failure continues for five (5) business days after written notice thereof, (iii) uses or permits or suffers the use of the Premises for any purpose other than the Permitted Use and such   failure continues for five (5) business days after written notice thereof, or (iv) assigns or subleases the Premises in violation of the provisions of Section 14 hereof (Assignment/Subletting), then, because both parties agree that each of the foregoing defaults is a substantial and material breach of the Tenant's obligations hereunder, at the option of Landlord the entire balance of Rent due under this Lease shall become due and payable immediately as liquidated damages. Landlord and Tenant specifically acknowledge and agree that accelerating the Rent as liquidated damages is fair and reasonable because, among other reasons, each of the foregoing defaults is significant and material and the parties cannot foresee when in the Term any such default may occur , what the commercial rental market for the Premises may be at the time of such default, what the cost of finding a substitute tenant may be at such time, or how long the Premises may remain vacant following any such default.

(D)    Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this section from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

(E)    Tenant shall promptly pay upon notice, as Additional Rent, all reasonable costs, charges and expenses incurred by Landlord (including, without limitation , reasonable fees and out of-pocket expenses of legal counsel, collection agents, and other third parties retained by Landlord) together with interest thereon at the Default Rate, in collecting any amount due from Tenant, enforcing any obligation of Tenant hereunder, or preserving any rights or remedies of Landlord; and Tenant shall pay all reasonable attorneys ' fees and expenses arising out of any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned.

(F)    No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver by Landlord shall be valid unless in writing and shall not affect any provision other than the one specified in such written waiver and that provision only for the time and in the manner specifically stated in the waiver. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of Rent shall not waive or affect said notice, suit or judgment.

23.    NOTICES. All notices permitted or required hereunder shall be in writing and (i) delivered personally, (ii) sent by U.S. certified mail, postage prepaid, with return receipt requested, or (iii) sent overnight by nationally recognized overnight courier and sent to the respective parties at the Notice Addresses provided in Section 1 of this Lease. If sent by U.S. certified mail, such notice shall be considered received by the addressee on thesecond (2nd) business day after posting. If sent by nationally recognized overnight courier, such notice shall be considered received by the addressee on the first (1st) business day after deposit with the courier. Notices may be given by an agent on behalf of Landlord or Tenant. Any notice from Landlord to Tenant shall also be deemed to have been given if delivered to the Premises, addressed to Tenant.

24.    EMINENT DOMAIN. If during the Term (a) the whole of the Premises or the Building shall be taken by any governmental or other authority having powers of eminent domain or conveyed to such entity under threat of the exercise of such power or (b) any part of the Premises or the Building shall be so taken or conveyed and as a result, the remainder of the Premises or the Building has been rendered impractical, in Landlord's commercially reasonable judgment, for the operation of Landlord's rental activities on the Property, this Lease shall terminate on the date of the taking or conveyance, and rent shall be apportioned to the date thereof. Tenant shall have no right to any apportionment of or any share in any condemnation award or judgment for damages made for the taking or conveyance of any part of the Premises or the Building but may prosecute a separate claim for the value of all Alterations, and tenant improvements provided such claim does not reduce any award to Landlord.

25.    QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance. Nevertheless, Landlord agrees to use reasonable efforts to enforce the terms and conditions and rules and regulations of any third party's lease at the Building in order to minimize any interference or disturbance caused by such third party to Tenant' s use and enjoyment of the Premises.

26.    RULES AND REGULATIONS. Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit B and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord agrees to enforce the rules and regulations uniformly against all tenants of the Property. Landlord shall not be liable, however, for any violation of said rules and regulations by other tenants or occupants of the Building or Property.

27.    ENVIRONMENTAL. (A) “Environment” shall mean all indoor and outdoor air, surface water, groundwater, surface or subsurface land , including, without limitation, all fish, wildlife, biota and all other natural resources. “ Environmental Laws” shall mean all federal, state and local laws (including, without limitation, case and common law), statutes, regulations, rules, ordinances, binding guidance, permits, licenses, grants, orders, decrees and judgments relating to the Environment, human health and safety (as it relates to exposure to Hazardous Substances, defined below), preservation or reclamation of natural resources, or to the management, handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, Release or threatened Release of or exposure to Hazardous Substances, whether now existing or subsequently amended or enacted, including, without limitation: the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. (“CERCLA”); the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Toxic Substances Control Act, 15 Section 2601 et seq.; the Occupational Safety and Health Act (to the extent it relates to exposure to Hazardous Substances), 29 U.S.C. Section 651 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 1100 I et seq .; the Safe Drinking Water Act,  42 U.S.C. Section  300(f) et  seq.;  the Hazardous  Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. Section 136 et seq.; the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. Section 6901 et seq.; and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq. “Hazardous Substances” shall mean all explosive materials, radioactive materials, hazardous or toxic materials, wastes, chemicals or substances, petroleum, petroleum by-products and petroleum products (including, without limitation, crude oil or any fraction thereof), asbestos and asbestos-containing materials, radon, lead, polychlorinated biphenyls, and all materials, wastes, chemicals and substances that are regulated as hazardous by any Environmental Law, including, without limitation, hazardous materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous substances pursuant to Section 101(14) of CERCLA. “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Substances into the Environment.

(B)    Upon Landlord’s information and belief, as of the Commencement Date, the Premises are in compliance with all Environmental Laws and Landlord has not received any notice from a governmental authority to the contrary. Tenant shall not suffer or permit to occur any violation of Environmental Laws by Tenant, its employees or contractors with respect to the Premises or Property. Tenant shall not Release any Hazardous Substance at, in, under, from, or on the Premises or Property. Other than in compliance with all Environmental Laws and only to the extent reasonable and customary in the ordinary course of Tenant’s business and the Permitted Use, Tenant shall not manufacture, generate, treat or process any Hazardous Substances, on the Premises or Property. Tenant shall not utilize, store or handle any Hazardous Substances, on the Premises or Property except those which are reasonably necessary and customary in the ordinary course of Tenant’s business and the Permitted Use, and provided that in doing so Tenant complies with all Environmental Laws. Tenant shall not install any underground storage tanks for any Hazardous Substances. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord and at Tenant’s sole cost) and hold harmless Landlord and its partners, managers, members, officers, directors, employees, agents, successors, grantees, assigns and mortgagees from any and all claims, demands, liabilities, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action and losses of any and every kind and nature, including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of the rentable or usable space or of any amenity, natural resource damages, damages arising from any adverse impact on leasing space on the Premises or Property, and reasonable sums paid in settlement of claims and for attorney’s fees, consultant’s fees and expert’s fees that may arise during or after the Term or any extension of the Term in connection with any breach by Tenant of the covenants contained in this section, the presence, Release or threatened Release of Hazardous Substances caused by Tenant, its employees or contractors at, in, under, from, to or on the Premises or Property, or any violation or alleged violation caused by Tenant, its employees or contractors of any Environmental Laws. For purposes of this section, the term “costs” includes, without limitation, costs, expenses and consultant’s fees, expert’s fees and reasonable attorney’s  fees incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, restoration, monitoring or maintenance work. This covenant of indemnity shall survive the termination of this Lease.

(C)    Tenant shall immediately notify Landlord of any Release or threatened Release at, in, under, from, to or on the Premises or Property caused by Tenant or of which Tenant has knowledge.   Tenant shall immediately  notify Landlord and provide copies  upon receipt of   all written complaints, claims, citations, demands, inquiries, reports, notices or requests for information relating to the condition of the Premises or compliance with Environmental Laws. Tenant shall immediately supply Landlord with copies of all notices, reports, correspondence, and submissions exchanged between Tenant and the United States Environmental Protection Agency, the United States Occupational Safety and Health Administration, and any other local, state, or federal authority which requires submission of any information pursuant to Environmental Laws. Tenant shall immediately notify Landlord of any actions brought against Tenant of which Tenant has knowledge and which pertains to Environmental Laws and Tenant’s activity at the Premises or Property and provide Landlord, from time to time upon Landlord’s request, with periodic updates as to the status of the same. Tenant shall keep the Premises free of any lien imposed pursuant to any Environmental Law and shall immediately notify Landlord of any such lien.

(D)    Landlord and Landlord’s agents, servants, and employees including, without limitation, legal counsel and environmental consultants and engineers retained by Landlord, may (but without the obligation or duty so to do), upon reasonable notice (except in case of emergency when no notice shall be required) and from time to time, inspect the Premises and any documentation which Tenant is required by law to maintain with respect to any Hazardous Substance (including, without limitation, “ Material Safety Data Sheets”) to determine whether Tenant is complying with Tenant’s obligations set forth in this section, and to perform environmental inspections and samplings. If Tenant is not in compliance with Tenant’s obligations set forth in this section or is otherwise in violation of any Environmental Laws then such shall constitute an Event of Default under the Lease and Landlord may (but without the obligation or duty to do so), in addition to Landlord’ s other remedies available under this Lease, at law or in equity, enter upon the Premises immediately and take such action as Landlord in its sole judgment deems appropriate and Landlord shall not be liable for any interference caused by Landlord’s entry and remediation efforts. The costs of any remediation performed by Landlord pursuant to this section (including, without limitation, transportation and storage costs) shall be paid by Tenant as Additional Rent on demand.

28.    FINANCIAL STATEMENTS. From time to time, but not more often than once each year, Tenant shall furnish Landlord within ten (10) business days of such request copies of financial statements showing Tenant's current financial condition and the results of the previous year's operations which shall be certified as true and correct by the chief financial officer, or other responsible officer, of Tenant. This Section 28 shall not apply to the Tenant originally named in this Lease so long as it remains a publicly traded company with current financial statements readily accessible by Landlord online.

29.    BROKERS. Landlord utilized the services of Colliers International (the “Listing Broker”) and Tenant utilized the services of Jones Lang LaSalle (the “Non-Listing Broker”) in connection with this Lease. Landlord and Tenant each represent to the other that they did not involve any other brokers in procuring this Lease. Landlord shall pay a commission to the Non-Listing Broker and the Listing Broker as is agreed to by the parties per a separate agreement. Tenant agrees to forever indemnify, defend and hold Landlord harmless from and against any commissions, liability, loss, cost, damage or expense (including reasonable attorneys' fees) that may be asserted against or incurred by Landlord by any broker other than the Listing Broker and Non-Listing Broker as a result of any misrepresentation by Tenant hereunder. Landlord agrees to forever indemnify, defend and hold Tenant harmless from and against any commissions, liability,   loss, cost, damage or expense (including reasonable attorneys' fees) that may be asserted against or incurred by Tenant by any broker as a result of any misrepresentation by Landlord hereunder.

30.    MISCELLANEOUS.

(A)    Time is of the essence of this Lease and each of its provisions.

(B)    This Lease and all covenants and agreements herein contained shall be binding upon, apply, and inure to the respective heirs, executors , successors, administrators and assigns of all parties to this Lease; provided, however, that this Lease shall not inure to the benefit of any assignee, heir, administrator, devisee, legal representative, successor, transferee or successor of Tenant except upon the prior written consent of Landlord.

(C)    This Lease contains the entire agreement of the parties, all other and prior representations, negotiations and agreements having been merged herein and extinguished hereby. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon either party hereto unless in writing signed by both parties.

(D)    The captions of sections and subsections of this Lease are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such sections or subsections.

(E)    Interpretation of this Lease shall be governed by the laws of the state or commonwealth in which the Premises is located, without regard to conflict of laws. Tenant irrevocably submits to the nonexclusive jurisdiction of the courts of said state or commonwealth and agrees that all suits, actions, claims or proceedings may be heard and determined in such courts. Tenant waives any objection which it may have at any time to the laying of venue of any suit, action, claim or proceeding arising out of or relating to this Lease. The foregoing shall not be deemed to preclude Landlord from bringing any suit, action, claim or proceeding in connection with this Lease in any other jurisdiction.

(F)    This Lease is and shall be deemed and construed to be the joint and collective work product of Landlord and Tenant and, as such, this Lease shall not be construed against either party, as the otherwise purported drafter of same, by any court of competent jurisdiction in order to resolve any inconsistency, ambiguity , vagueness or conflict, if any, in the terms or provisions contained herein.

(G)    In the event that either party thereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs , labor troubles, inability to procure labor, inability to procure materials or equipment or reasonable substitutes therefore, failure of power, fire or other casualty, restrictive government laws or regulations, judicial orders, enemy or hostile government actions, riots, insurrection or other civil commotions, war or other reason of a like nature not at the fault of the party delayed in performing any act as required under the terms of this Lease (“Force Majeure”), then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Force Majeure shall not operate to excuse Tenant from the prompt payment of Rent or any other payments required under the terms of this Lease.

(H)    Tenant shall reimburse Landlord as Additional Rent within thirty (30) days after being invoiced therefor, together with copies of reasonable supporting documentation for all reasonable out-of-pocket expenses, including without limitation reasonable legal, engineering or other professional services or expenses incurred by Landlord in connection with any requests by Tenant for consents or approvals hereunder.

(I)    A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

(J)    If more than one person or entity shall ever be Tenant, the liability of each such person and entity shall be joint and several.

(K)    If Tenant is a corporation, a limited liability company, an association or a partnership, it shall, concurrently with the signing of this Lease, at Landlord's option, furnish to Landlord certified copies of the resolutions of its board of directors (or of the executive committee of its board of directors) or consent of its members or partners authorizing Tenant to enter into this Lease. Moreover, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease and that Tenant is a duly organized corporation, limited liability company, association or partnership under the laws of the state of its incorporation or formation, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the laws of the state of its incorporation or formation and the laws of the jurisdiction in which the Building is located, has the power and authority to enter into this Lease, and that all corporate or partnership action requisite to authorize Tenant to enter into this Lease has been duly taken.

(L)    The submission of this Lease to Tenant is not an offer to lease the Premises, or an agreement by Landlord to reserve the Premises for Tenant. Landlord shall not be bound to Tenant until Tenant has duly executed and delivered an original Lease to Landlord and Landlord has duly executed and delivered an original Lease to Tenant.Notwithstanding the Commencement Date or 24 Cherry Hill Commencement Date contemplated in Section 1 hereof, this Lease shall take effect and be binding upon the parties hereto as of its execution and delivery.

(M)    This Lease may be executed in any number of counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature to this Lease transmitted via facsimile (or other electronic means) shall be deemed an original signature and be binding upon the parties hereto.

(N)    Tenant represents and warrants to Landlord that neither Tenant nor any of Tenant's members, shareholders or other equity owners, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action. Landlord represents and warrants to Tenant that neither Landlord nor any of Landlord' s members, shareholders or other equity owners, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC' s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001 , Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

31.    PARKING. Tenant shall be entitled to the non-exclusive use, on a first come-first serve basis, of no more than 2.6 parking spaces per 1,000 rentable square feet of the Premises in parking areas designated by Landlord. Landlord shall not be obligated to enforce parking limits. Tenant shall not use any parking space designated by Landlord as visitor parking or as exclusive to other parties. If Tenant uses parking in excess of that provided for herein, and if such excess use occurs on a regular basis, and if Tenant fails, after more than one (1) written notice from Landlord of any one violation, to reduce its excess use of the parking areas, then such excess use shall constitute an Event of Default under this Lease without further notice or opportunity to cure such Event of Default. Subject to the approval of the Town of Danvers, if such approval is required, prior to the Commencement Date Landlord shall re-stripe the loading area adjacent to the Building to provide additional parking spaces to be used on a non-exclusive, first come-first serve basis as shown on the plan attached hereto as Exhibit A-1.

32.    SIGNAGE. Landlord, at Landlord' s expense, shall provide Tenant building standard monument signage. In addition, Tenant, at Tenant's expense, shall be entitled to install one (1) identification sign in front and back of the Premises, the design, dimension and location of which shall be subject to Landlord's prior approval, not to be unreasonably withheld, conditioned or delayed. Such signage shall be subject to all Applicable Law and Tenant shall be solely responsible for obtaining all necessary permits for such signage. Tenant shall maintain such signage in good condition and repair during the Term. Upon termination of this Lease, Tenant shall remove such signage and repair any damage caused thereby.

33.    DELETED.

34.    CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice or liability to Tenant, and the exercise of any such rights in accordance with the provisions hereof shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim: (a) to enter the Premises with reasonable advance prior notice, except in the case of emergency when no notice shall be required, for the purposes of examining the same or to make repairs or alterations or to provide any service; (b) to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, parking areas and any other common areas, (c) to change the name or street address of the Building or the suite number of the Premises (provided that in such event due solely to Landlord's election and such change is not made by any other governmental or applicable authority, Landlord shall reimburse Tenant for all costs of changes in signage, company letterhead, and reasonable related costs) ; (d) to install, affix and maintain any and all signs on the exterior or interior of the Building; (e) to make repairs, decorations, alterations, additions or improvements, whether structural or otherwise, in, about and to the Building or common areas and for such purposes temporarily close doors, corridors and other areas of the Building and interrupt or temporarily suspend services or use of common areas; (f) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises (except that Tenant may designate proprietary areas within the Premises to which Landlord will not be permitted entrance unless accompanied by a representative of Tenant, unless in the case of emergency when no such accompaniment shall be required); (g) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (h) to show the Premises at reasonable times during the last six (6) months of the term of this Lease, and, if vacated or abandoned, to prepare the Premises for reoccupancy; (i) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building; (j) to reasonably approve the weight, size and location of safes or other heavy equipment or other articles which may be located in the Premises and to determine the time and manner in which such articles may be moved in, about or out of the Building or Premises; and (k) to take any other reasonable action which Landlord deems necessary in connection with the operation, maintenance, marketing or preservation of the Premises or Building. The temporary reduction or elimination of Tenant' s light, air or view for a period of ten business days or less shall not affect Tenant ' s liability under this Lease, nor shall it create any liability of Landlord to Tenant. In all actions taken by Landlord under this Section 34, Landlord shall use commercially reasonable efforts not to materially and adversely affect Tenant's use and occupancy of, and access to, the Premises.

35.    LEASE COMMENCEMENT/ACCEPTANCE OF PREMISES. At  Landlord's request, Landlord and Tenant shall enter into a commencement letter agreement (the  “Commencement Letter”) in form substantially similar to  that  attached  hereto  as  Exhibit  E. Tenant's failure to execute  and  return  the Commencement  Letter,  or to provide  written  objection to the statements contained in the Commencement Letter, within fifteen (15) days shall  be deemed  an approval  by Tenant  of the statements contained therein.

36.    WAIVER OF RIGHT TO JURY TRIAL. LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OR OCCUPANCY OF THE PREMISES OR BUILDING (INCLUDING ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAWS, STATUTES, REGULATIONS, CODES OR ORDINANCES).

37.    RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Upon Tenant' s request, Landlord and Tenant shall execute and acknowledge a short form memorandum of this Lease for recording purposes provided Tenant also provides a recordable discharge or termination of such memorandum of lease to be filed upon the termination or expiration of this Lease.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Lease.

LANDLORD:		TENANT:

BROOKWOOD CHERRY HILL I, LLC,		ABIOMED, Inc.
a Delaware limited liability company		a Delaware corporation

By:	Brookwood Real Estate Partners, LLC,	By:	/s/ Michael Tomsicek
	its sole member	Name:	MICHAEL TOMSICEK
		Its:	VP – CFO ABIOMED
By:	Brookwood Real Estate Co., LLC,
its managing member

By:	/s/ Kurt M. Zernich
Kurt M. Zernich
Authorized Signor

LANDLORD:

BROOKWOOD CHERRY HILL II, LLC,
a Delaware limited liability company

By:	Brookwood Real Estate Partners II , LLC,
its sole member

By:	Brookwood Real Estate Co. II , LLC,
its managing member

By:	/s/ Kurt M. Zernich
Kurt M. Zernich
Authorized Signor

EXHIBIT A

THE PREMISES

28 Cherry Hill Premises

Exhibit A

24 Cherry Hill Premises

OFFICE
CONF ROOM
OFFICE
RECEPTION
COPY
OPEN OFFICE
WAREHOUSE
ELECTRICAL SERVICE
EYEWASH
SERVER

EXISTING CONDITIONS PLAN

FEB 15, 2010

9,365 sf Usable

SCALE: 3/16" = 1'-0"

MILIPORE

CHERRY HILL DRIVE DANVERS MA

Exhibit A

EXHIBIT A-1

STORY
IC BLOCK
UILDING

Studio 16 Associates, LLC
Wannalancit Mills
First Floor · Suite 100
175 Cabot Street
Lowell MA 01854

Brookwood Financial
Partners, LLC
138 Conant St
Beverly, MA 01915

Brookwood

Proposed Parking
24-42 Cherry Hill Drive
Danvers, MA 01923

No.	Description	Date

Schematic Design

Parking Plan

8-22-16

16-040

A1.1

Exhibit A - 1

EXHIBIT B

ADDITIONAL STIPULATIONS

This extension option is a part of the Lease dated February 2, 2017 by and between BROOKWOOD CHERRY HILL I, LLC and BROOKWOOD CHERRY HILL II, LLC (as tenants in common, “Landlord”) and ABIOMED, Inc. (“Tenant”) for the Premises located at 24-42 Cherry Hill Drive, Danvers, Massachusetts.

EXTENSION OPTION. So long as there exists no default beyond any applicable notice and cure periods, either at the time of exercise or on the first day of the Extension Term (as hereinafter defined) and Tenant has not assigned this Lease nor sublet the Premises in whole or in part, Tenant shall have the option to extend the Term for one (1) additional five (5) year period (the “Extension Term”) upon written notice to Landlord given not less than twelve (12) months and not more than fifteen (15) months prior to the expiration of the Term. If Tenant fails to exercise its option to extend the Term strictly within the time period set forth in this section, then Tenant's option to extend the Term shall automatically lapse and be of no further force or effect. In the event that Tenant exercises the option granted hereunder, the Extension Term shall be upon the same terms and conditions as are in effect under this Lease immediately preceding the commencement of such Extension Term except that the Base Rent due from the Tenant shall be increased to Landlord's determination of Base Rent as provided herein, and Tenant shall have no further right or option to extend the Term or to any abatements, improvement allowance or other inducements. If Tenant timely exercises its option to extend the Term, then no later than thirty (30) days following receipt of Tenant's notice, Landlord shall notify Tenant in writing of Landlord's determination of the Base Rent for the Extension Term (“Landlord's Rental Notice”). If Tenant does not object to Landlord's determination of the Base Rent by written notice to Landlord within twenty (20) days after the date of Landlord's Rental Notice, then Tenant shall be deemed to have accepted the Base Rent set forth in Landlord's Rental Notice.

If Tenant timely objects to Landlord's Rental Notice, and the parties cannot agree on Base Rent for the Extension Term within thirty (30) days after Landlord receives Tenant's notice of objection, then the Term shall automatically be extended and Base Rent for the Extension Term shall be submitted to arbitration as follows: Base Rent shall be determined by impartial arbitrators (who shall be qualified real estate appraisers or brokers with at least ten (10) years of experience dealing with like types of properties in the market area), one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided, and shall reflect the greater of (i) the rate that would be agreed upon between a landlord and a tenant on or about the date on which the Extension Term is to begin for a comparable term and for space comparable to the Premises in the Building and buildings comparable to the Building in the market area, taking into account any material economic differences between the terms of this Lease and any comparison lease, such as the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes and (ii) the Base Rent payable during the last month of the current Term. The unanimous written decision of the two first chosen (without selection and participation of a third arbitrator), or otherwise the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days  following  the call for arbitration  and,  unless  such  two arbitrators  shall  have  reached a unanimous decision within thirty (30) days after their designation, they shall select an impartial third arbitrator to determine the market value as herein defined. Such third arbitrator and the first two chosen shall render their decision within thirty (30) days following the date of appointment of the third arbitrator and shall notify Landlord and Tenant thereof, which decision shall be final and binding on the parties. Landlord and Tenant shall each pay the expenses of its own arbitrator and shall share the payment of expenses of the third arbitrator equally, regardless of the outcome of arbitration. If the dispute between the parties as to the Base Rent for the Extension Term has not been resolved before the commencement of the Extension Term, Tenant shall pay Base Rent for the Extension Term based upon the Base Rent designated by Landlord in the Landlord's Rental Notice until either (i) agreement of the parties as to the fair market rent, or (ii) decision of the arbitrators, as the case may be, at which time Tenant shall promptly pay any underpayment of Base Rent to Landlord, or Landlord shall credit the overpayment of Base Rent against the next installment of rental or other charges due to Landlord.

Exhibit B

EXHIBIT C

RULES AND REGULATIONS

1.    The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances (including, without limitation, coffee grounds) shall be thrown therein. All damages resulting from misuse of the fixtures shall be borne by Tenant if Tenant or its servants, employees, agents, visitors or licensees shall have caused the same.

2.    No cooking (except for hot-plate and microwave cooking by Tenants' employees for their own consumption, the location and equipment of which is first approved by Landlord), sleeping or lodging shall be permitted by any tenant on the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

3.    Except as otherwise provided in the Lease, no inflammable, combustible, or explosive fluid, material, chemical or substance shall be brought or kept upon, in or about the Premises. Fire protection devices, in and about the Building, shall not be obstructed or encumbered in any way.

4.    Canvassing, soliciting and peddling at the Property is prohibited and each tenant shall cooperate to prevent the same.

5.    There shall not be used in any space, or in the public halls of the Building, either by any tenant or by its agents, contractors, jobbers or others, in the delivery or receipt of merchandise, freight, or other matters, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards, and such other safeguards as Landlord may require, and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries to Tenant in the Building. Deliveries of mail, freight or bulky packages shall be made through the freight entrance or through doors specified by Landlord for such purpose.

6.    Mats, trash or other objects shall not be placed in the public corridors. The sidewalks, entries, passages, elevators, public corridors and staircases and other parts of the Building which are not occupied by Tenant shall not be obstructed or used for any other purpose than ingress or egress.

7.    Tenant shall not install or permit the installation of any awnings, shades, draperies and/or other similar window coverings, treatments or like items visible from the exterior of the Premises other than those approved by the Landlord in writing.

8.    No vehicles or materials shall be permitted to block any sidewalks, driveways, loading docks or any other common area nor shall any vehicle be parked in the parking lot for longer than is necessary for the customary business purposes of Tenant. Landlord shall have the right, but not the obligation, to remove any vehicles and dispose of any materials, debris, or other items in violation of this section and such removal or disposal shall be at the sole risk of Tenant and Tenant shall pay the cost therefor to Landlord as Additional Rent upon demand.

9.    Tenant shall not allow any signs, cards or placards to be posted, or placed within the Premises such that they are visible outside of the Premises except as specifically provided for in this Lease.

10.    Tenant shall not construct, maintain, use or operate within said Premises or elsewhere in the Building or on the outside of the Building, any equipment or machinery which produces music, sound or noise which is audible beyond the Premises.

11.    Bicycles, motor scooters or any other type of vehicle shall not be brought into the lobby or elevators of the Building or into the Premises except for those vehicles which are used by a physically disabled person in the Premises.

Exhibit C

12.    All blinds for exterior windows shall be building standard and shall be maintained by Tenant.

13.    No additional locks shall be placed upon doors to or within the Premises except as shall be necessary adequately to safeguard United States Government security classified documents stored with the Premises. The doors leading to the corridors or main hall shall be kept closed during business hours, except as the same may be used for ingress or egress. If Landlord provides a proximity card or key for the entry doors, Landlord may make a reasonable charge for such proximity cards or keys, and replacements. Tenant, upon termination of it tenancy, shall deliver to the Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefore.

14.    Provided reasonable advance written notice is given to Tenant (except in an emergency, when notice may be given after the fact), Landlord reserves the right to temporarily shut down the air conditioning, electrical systems, heating, plumbing and/or elevators when necessary by reason of accident or emergency, or for repair, alterations, replacements or improvement, subject to the provisions of the Lease.

15.    No carpet, rug or other article shall be hung or shaken out of any window of the Building and Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevator, or out of the doors or windows or stairways of the Building. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

16.    Landlord reserves the right to restrict access to the Building on weekdays outside of normal hours for the Building and at all hours on weekends and legal holidays; provided, however, that reasonable access for Tenant's employees and customers shall be accorded. Tenant shall be responsible for all persons for whom it requests access and shall be liable to Landlord for all acts of such persons.

17.    Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Landlord with respect to the Building's air conditioning and ventilation systems.

18.    Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale in the Premises.

19.    In the event it becomes necessary for the Landlord to gain access to the underfloor electric and telephone distribution system for purposes of adding or removing wiring, then upon request by Landlord, Tenant agrees to temporarily remove the carpet over the access covers to the underfloor ducts for such period of time until work to be performed has been completed. The cost of such work shall be borne by Landlord except to the extent such work was requested by or is intended to benefit Tenant or the Premises, in which case the cost shall be borne by Tenant.

Exhibit C

EXHIBIT D

WORK LETTER

1.    Preparation of Plans. Tenant shall perform all work (“Tenant's Work”) necessary to prepare the Premises for Tenant's occupancy in accordance with plans and specifications prepared by a licensed architect and reasonably approved by Landlord. Tenant shall submit to Landlord a detailed floor plan layout together with working drawings (collectively, the “Plans”) for all Tenant's Work and all Tenant's Work and the Plans therefor shall be subject to Landlord's prior written approval, not to be unreasonably withheld, conditioned or delayed. All of Tenant's Work shall be deemed Alterations under the Lease.

Landlord will not unreasonably withhold, condition or delay its consent to a supported structure over the wetland portion of Property between the 28 Cherry Hill Premises and the 24 Cherry Hill Premises.

2.    Tenant's  Performance of Tenant's  Work.   Once the Plans have been approved by Landlord, Tenant shall promptly, and with all due diligence, perform Tenant's Work as set forth on the Plans, and, in connection therewith, the Tenant shall obtain all necessary governmental permits and approvals for Tenant's Work. Tenant shall have Tenant's Work performed by contractors approved by Landlord, which contractors shall maintain such insurance as the Landlord may reasonably require. Landlord approves Cianbro and Stantec as contractors for the Tenant's Work. Landlord shall have the right to prescribe such reasonable rules and regulations relative to the performance of Tenant's Work and any other work which the Tenant may perform under this Lease and Tenant shall abide  by  all  such  rules  and  regulations  and shall use commercially reasonable efforts to cause all of its contractors to so abide. All of Tenant's Work shall be done strictly in accordance  with the Plans and in a good and  workmanlike manner and in compliance with all Applicable Law, court decisions, and orders and requirements of all public authorities and all insurance requirements set forth in the Lease. Except as may be otherwise shown on the Plans, Tenant  shall  perform Landlord's Work  using building standard materials, quantities and procedures then in use by Landlord. It shall be Tenant's obligation to obtain a certificate of occupancy or other like governmental approval for the use and occupancy of the Premises to the extent required by Applicable Law and upon substantial completion of Tenant's Work and Tenant shall submit to Landlord a copy of the same together with waivers of lien from all of Tenant's contractors in form adequate for recording purposes. Tenant shall also prepare and submit to Landlord promptly after Tenant's Work is substantially complete a set of as-built plans in both print and electronic  forms   showing the work performed  by Tenant to the Premises  including, without limitation, any wiring or cabling installed by Tenant or Tenant's contractor for Tenant's computer, telephone  and other communication systems.

3.    Tenant Allowance. Subject to the terms and conditions hereof, Landlord agrees to provide to Tenant an allowance equal to $432,060.00 (the “Tenant Allowance”). The Tenant Allowance shall be used and applied by Tenant solely on account of the cost of Tenant's Work. Provided that the Tenant (i) has opened for business in the Premises, (ii) has completed all of such Tenant's Work in accordance with the terms of this Work Letter, has paid for all of such Tenant's Work in full and has delivered to Landlord lien waivers from all persons who might have a lien as a result of such work in recordable form, (iii) has delivered to Landlord its certificate specifying the total cost of such Tenant's Work and all contractors, subcontractors and suppliers involved with Tenant's Work, together with evidence of such cost in the form of paid invoices, receipts and the like, (iv) has made written request for such payment on or before February 2, 2019, (v) is not otherwise in default under this Lease beyond the expiration of all applicable notice and cure periods, and (vi) there are no liens against Tenant's interest in the Lease or against the Building or arising out of Tenant's Work or any litigation in which Tenant is a party relating to the Premises, then within thirty (30) days after the satisfaction of the foregoing conditions, the Landlord shall pay to the Tenant the lesser of the amount of such costs so certified or the amount of the Tenant Allowance. Notwithstanding the foregoing, Tenant may elect to request installments of the Tenant Allowance be paid upon completion of phases of the Tenant's Work. Each installment paid by Landlord will be in the amount of Landlord's pro-rata share based on the ratio of the Tenant Allowance to the total cost of Tenant's Work (as evidenced by reasonably detailed documentation delivered to Landlord with the requisition first submitted by Tenant), less a retainage equal to the greater of the retainage set forth in the construction contract or ten percent (10%) of amount due under the construction contract, but in no event shall Landlord be required to pay more than the Tenant Allowance. Any final retainage amounts shall be paid by Landlord following substantial completion of Tenant's Work and satisfaction of the foregoing requirements with respect to a final installment.

Exhibit D

For the purposes hereof, the cost to be so reimbursed by Landlord shall include the hard costs of Tenant's Work and up to $64,809.00 of the Tenant Allowance may be used for Tenant's actual out-of-pocket engineering, architectural and permitting costs, cabling and wiring, but not the cost of any of Tenant's personal property, trade fixtures, or trade equipment. Landlord shall be under no obligation to apply any portion of the Tenant Allowance for any purposes other than as provided herein, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workers or materialmen. Further, in no event shall Landlord be required to pay any portion of the Tenant Allowance on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. Any portion of the Allowance which not requested or applied in compliance with the terms and conditions hereof on or before the second (2nd) anniversary of the 24 Cherry Hill Drive Commencement Date shall be retained by Landlord and forfeited by Tenant. Landlord shall be entitled to deduct from the Tenant Allowance an amount equal to the sum of: (i) one percent (1%) of the total cost of Tenant's Work for Landlord's out-of-pocket costs for supervision of Tenant's Work by Landlord's property management company, plus (ii) actual and reasonable third party expenses incurred by Landlord to review Tenant's Plans and Tenant's Work.

4.    Hold Harmless. Tenant shall indemnify and hold Landlord harmless from and against any and all liability and claims of any kind for loss or damage to any person or property arising out of or occurring during construction of Tenant's Work. In addition, Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, agents, invitees or contractors, or any other person in or about the Premises, arising out of or during performance of Tenant's Work.

Exhibit D

EXHIBIT E

COMMENCEMENT LETTER

RE: Lease dated                , between Brookwood Cherry Hill I, LLC and Brookwood Cherry Hill II, LLC (as tenants in common, “Landlord”) and ABIOMED, Inc. (“Tenant”) concerning the premises located at 24-42 Cherry Hill Drive, Danvers, Massachusetts.

In accordance with the above-referenced Lease, we request that you and/or the proper authority, please confirm the following statements:

1.     The Commencement  Date is deemed to be                              and the Expiration Date is                           , subject to extension as provided in this Lease.

2.    Tenant acknowledges and agrees that as of the date of this letter (i) all improvements required by the Lease to be performed by Landlord to the Premises have been completed; and (ii) Tenant has accepted the Premises in its current condition.

Please confirm your agreement with the above terms of this letter by signing below and returning a copy to Landlord. Failure to execute this letter and deliver the same to Landlord shall be conclusive evidence against Tenant that the above statements are accurate and true.

Sincerely,

By:
Name:
Its:

AGREED TO & ACCEPTED BY:

ABIOMED, INC.
a Delaware corporation

By:
Name:
Its:

Exhibit E

EXHIBIT F

INITIAL HVAC WORK

28 Cherry Hill Drive HVAC Units

Landlord will address the following deficiencies:

1.	Serial: 3206G50272
a.	Heat exchanger, safety switches, ignition module, draft motor and cap.
2.	Serial: 1606G20265
a.	Heat exchanger, safety switches, ignition module, draft motor and cap, economizer motor and control, heavy vibration on economizer fan, loose mount on spider bracket.
3.	Serial: 1094G1622
a.	Condenser fan motor and capacitor
4.	Serial: 1506G30127
a.	Condenser fan motor, cap, blade and gas valve, economizer motor and controls.
5.	Serial: 2806G0334
a.	Draft motor assembly and cap, economizer motor and controls.

Exhibit F

EXHIBIT G

TRANSFORMER WORK

Exhibit G

EXHIBIT G1

TRANSFORMER REMOVAL WORK

(Landlord's Cost)

HIGH-TECH ELECTRICAL CONTRACTORS, INC.

MA A11889 NH 9379

239 WESTERN AVE. ESSEX, MA. 01929 (978)768-7322 FAX(978)768-3520 HighTechElectric.com

October 24, 2016

Brookwood Management Partners
72 Cherry Hill Drive
Beverly, Ma. 01915

Contact | Joe Marciano | Phone (978)777-5533 | E-mail: jmarciano@brookwoodfinancial.com
Project: "Old AIBT" | 28 Cherry Hill Drive | Beverly, Ma.

Selective Demo at Existing Tenant Space:

Demo:

1. Remove Existing Transformers, Panelboards and Associated Conduits, Supports and Cables that previously fed AIBT Equipment.
2. Remove old Power Wiring no longer being used.
3. All removed materials to be disposed of "Off Site".

Power Wiring:

4. Re-circuit any 110 Volt Outlets that were fed from the "Removed Equipment".

Notes:

1. Price includes tax.
2. Work to be done during normal working hours 6am – 4pm M – F

We hereby propose to furnish complete labor and materials in accordance with plans and specifications for the sum of: **Six Thousand Eight Hundred Dollars and 00/100. ($6,800.00)**

High-Tech Electrical Contractors, Inc. By
Michael J. Pallazola
Michael J. Pallazola, President

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Exhibit G1

EXHIBIT G2

TRANSFORMER RELOCATION WORK

(Tenant’s Cost)

HIGH-TECH ELECTRICAL CONTRACTORS, INC.
MA.A11889 NH.9379
239 WESTERN AVE. ESSEX, MA. 01929 (978)768-7322 FAX(978)768-3520 HighTechElectric.com

November 21, 2016

Brookwood Management Partners
72 Cherry Hill Drive
Beverly, Ma. 01915

Contact | Joe Marciano | Phone (978)777-5533 | E-mail: jmarciano@brookwoodfinancial.com
Project: "Old AIBT" | 28 Cherry Hill Drive | Beverly, Ma.

Relocation of Service Equipment from Existing Location to the Rear of the Tenant Space as Shown on the attached Floor Plan and as follows:

Demo:
1. Remove (2) Existing Transformers, (1) 277480 & (3) 110/208 Volt Panelboards.

Power Wiring:
2. Provide Wireway and conduits to extend existing to remain branch circuits to New Panelboard Location.

Service:
3. Extend Service Feeders to New Main Panel Location.
4. Provide Junction Box and Copper Wiring.
5. Re-Label Panelboards.

Fire Alarm:
6. "Flip" existing Fire Alarm Booster Panel and (6) Test Stations so they will be Located in the Room at the Rear of the Tenant Space.

Notes:
1. Price includes tax.
2. Work to be done during normal working hours 6am – 4pm M – F
3. No Patching or Painting included.

We hereby propose to furnish complete labor and materials in accordance with plans and specifications for the sum of: **Eight Thousand Seven Hundred Dollars and 00/100. ($8,700.00)**

High-Tech Electrical Contractors, Inc. By
Michael J. Pallazola
Michael J. Pallazola, President

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64623234v.6	Exhibit G2